Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Underwriting Agreement
Consent of Huddleston & Co., Inc.
Press Release - Announces Price Offering of Shares

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
June 17, 2004
(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14039 (Commission File Number)	64-0844345 (I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Item 5.   Other Events

     On June 17, 2004, Callon Petroleum Company issued the press release attached as Exhibit 99.1 announcing that the company priced an offering of 3 million shares of common stock at $13.25 per share. The offering was underwritten by Johnson Rice & Company L.L.C. Callon also granted the underwriter an overallotment option to purchase an additional 450,000 shares.

Item 7.   Financial Statements and Exhibits

Exhibits

Exhibit Number	Title of Document

1.1	Underwriting agreement dated June 16, 2004 between Callon Petroleum Company and Johnson Rice & Company L.L.C.

23.1	Consent of Huddleston & Co., Inc.

99.1	Press release dated June 17, 2004 announcing that the company priced an offering of 3 million shares of common stock at $13.25 per share. The offering was underwritten by Johnson Rice & Company L.L.C. Callon also granted the underwriter an overallotment option to purchase an additional 450,000 shares.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
June 17, 2004	By:	/s/ John S. Weatherly
John S. Weatherly
Senior Vice President and Chief Financial Officer

2

Exhibit Index

Exhibit Number	Title of Document

1.1	Underwriting agreement dated June 16, 2004 between Callon Petroleum Company and Johnson Rice & Company L.L.C.

23.1	Consent of Huddleston & Co., Inc.

99.1	Press release dated June 17, 2004 announcing that the company priced an offering of 3 million shares of common stock at $13.25 per share. The offering was underwritten by Johnson Rice & Company L.L.C. Callon also granted the underwriter an overallotment option to purchase an additional 450,000 shares.